SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to 14a-11(c) or Rule 14a-12

Central Parking Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212

To Our Shareholders:

      On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Central Parking Corporation.

      As shown in the formal notice enclosed, the meeting will be held on Tuesday, February 10, 2004, at 10:00 a.m. (Central Standard Time) at our corporate headquarters in Nashville, Tennessee. The purpose of this year’s meeting is to elect directors and transact such other business as may properly come before the meeting. The meeting will include a report on Central Parking Corporation’s activities for the fiscal year ended September 30, 2003, and there will be an opportunity for comments and questions from shareholders.

      Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

Sincerely,

Monroe J. Carell, Jr. Chairman of the Board and Chief Executive Officer
January 12, 2004

INTRODUCTION AND VOTING PROCEDURES
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
CODE OF ETHICS
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS FOR 2005 ANNUAL MEETING
AUDITORS
AUDITORS FEES
STOCK PERFORMANCE GRAPH

CENTRAL PARKING CORPORATION
2401 21st Avenue South
Nashville, Tennessee 37212
(615) 297-4255

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held February 10, 2004

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Parking Corporation, a Tennessee corporation (the “Company”), will be held at the Company’s headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 10, 2004, at 10:00 a.m. (Central Standard Time) (the “Annual Meeting”) for the following purposes:

     1. To elect nine directors for the term ending at the Annual Meeting of Shareholders to be held in 2005; and

     2. To transact such other business as may properly come before the Annual Meeting and any continuations and adjournments thereof.

      The Board of Directors has fixed the close of business on December 8, 2003 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the Annual Meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

By Order of the Board of Directors

Henry J. Abbott Secretary
Nashville, Tennessee January 12, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
DATE AND RETURN YOUR PROXY.

CENTRAL PARKING CORPORATION
2401 21st Avenue South
Nashville, Tennessee 37212
(615) 297-4255

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be Held February 10, 2004

INTRODUCTION AND VOTING PROCEDURES

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Parking Corporation, a Tennessee corporation (“Central Parking” or the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, February 10, 2004, at 10:00 a.m. (Central Standard Time) and at any continuations and adjournments thereof (the “Annual Meeting”). This Proxy Statement is first being mailed on or about January 12, 2004, to holders of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) of record at the close of business on December 8, 2003. The cost of this solicitation will be borne by the Company.

      The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the Annual Meeting.

      The Board has fixed the close of business on December 8, 2003, as the record date for the Annual Meeting. Only shareholders of record at the close of business on December 8, 2003, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 36,170,175 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a plurality of the shares of Common Stock cast is required for the election of directors and the affirmative votes must exceed the negative votes of the shares of Common Stock cast for any other matter submitted to a vote of the shareholders at the Annual Meeting. Under Tennessee law, abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present. However, abstentions and non-votes will not be counted as affirmative or negative votes cast and on the approval of any matters which require a majority vote for approval, will have no effect on the vote. They have no legal effect on the election of directors.

      The Annual Report to Shareholders of the Company (the “Annual Report”) for the fiscal year ended September 30, 2003, is being mailed concurrently with this Proxy Statement to all holders of Common Stock of record at the close of business on December 8, 2003. In addition, the Company has provided (at Company expense) brokers, dealers, banks, voting trustees and their nominees with additional copies of the Proxy Statement and the Annual Report for distribution to beneficial owners of the Company’s Common Stock as of the record date. Additional copies of the Annual Report and the Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (but without exhibits to the Form 10-K) may be obtained without charge upon request to Richard Jonardi, Corporate Communications Department, 2401 21st Avenue South, Nashville, Tennessee 37212; (615) 297-4255; or via e-mail to rjonardi@parking.com.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS. Management does not know of any other matters that will be presented for action at the Annual Meeting of Shareholders. If any other matter does come before the Annual Meeting of Shareholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

PROPOSAL I.

ELECTION OF DIRECTORS

      The Board of Directors is not classified so all of our directors are elected annually. The current Board of Directors consists of seven directors. Two directors, Mr. O’Neil and Mrs. Stadler, are not standing for re-election. Four individuals have been nominated to serve as new directors of the Company and five directors are returning. As a result, nine directors will be elected at the Annual Meeting. The Board of Directors has determined that the Board will consist of nine directors so no director positions will be vacant. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy. The Board of Directors has established a Nominating/Corporate Governance Committee and charged the committee with identifying and recommending to the full Board of Directors qualified candidates to serve as directors of the Company.

      We propose that the nominees listed below be elected as members of the Board of Directors at the Annual Meeting. Each of the nominees will be elected to serve as a director until the annual meeting of shareholders in 2005 or until his or her respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors.

	Director	Positions with Company, Directorships and Business
Name and Age	Since	Experience for Last Five Years

Monroe J. Carell, Jr., 72	1979	Chairman of the Board of Directors of the Company for more than 20 years. Mr. Carell also served as Chief Executive Officer from 1979 until April 2001 and returned as Chief Executive Officer in May 2003. Mr. Carell has served as a trustee of Vanderbilt University since 1991 and is a life member of the Urban Land Institute.

Raymond T. Baker, 53	Nominee	Partner, Gold Crown Management Company, a real estate asset management company, from 1974 to present. Mr. Baker is the founder and has served as Co-Director of the Gold Crown Foundation since 1986. He is a member of the Board of Directors of Alpine Banks of Colorado. Mr. Baker is currently serving as Chairman of the Board of the Denver Metropolitan Major League Baseball Stadium District; Chairman of the Board of the Metropolitan Football Stadium District (Denver); Chair of the Colorado Commission on Higher Education; and Chair of the Colorado Commission on Higher Education Capital Development Committee.

Kathryn Carell Brown,41	Nominee	Mrs. Brown was employed in various corporate staff positions with the Company from 1986 through 1996. She served as Project Manager for Herbert and Company, a residential construction company, from February 1998 until December 2000. Mrs. Brown currently serves as Vice Chairman of the Tennessee Repertory Theater, a member of the Board of Trustees of The Ensworth School, and a member of the City of Belle Meade Beautification Committee. Mrs. Brown is the daughter of Monroe J. Carell, Jr., Chairman and Chief Executive Officer of the Company.

Cecil Conlee, 67	1996	Mr. Conlee has served as Chairman and Chief Executive Officer of CGR Advisors, which provides real estate investment advice and portfolio management services, since January 1990. Mr. Conlee serves on the Board of Directors and Audit Committee of Oxford Industries, Inc., a clothing manufacturer. Mr. Conlee serves as a trustee of Vanderbilt University, and is a past trustee

	Director	Positions with Company, Directorships and Business
Name and Age	Since	Experience for Last Five Years

		of the Urban Land Institute and The International Council of Shopping Centers. He is a director of Central Atlanta Progress and The Southern Center for International Studies.

Lewis Katz, 62	1998	Mr. Katz serves as Chairman of the New Jersey Nets, a National Basketball Association franchise. He served as the Chief Executive Officer of Kinney System Holding Corp., a parking services company, from November 1990 until the Company acquired Kinney in February 1998.

Edward G. Nelson, 72	1993	Mr. Nelson formed Nelson Capital Corp., a merchant banking firm, in 1985, and has served as the President and Chairman of the Board of such firm since its organization. Mr. Nelson serves as a director of Ohio Star Forge, Inc., a subsidiary of Dido Steel, and Berlitz International, Inc., a language services company. Mr. Nelson also serves as a trustee of Vanderbilt University and is Honorary Consul General of Japan.

Owen G. Shell, Jr., 67	Nominee	Mr. Shell is a private investor. He served as President of the Asset Management Group of Bank of America Corporation from November 1996 until June 2001. From 1986 until 1996, Mr. Shell served as President of Bank of America/Tennessee and Chairman of the Commercial Corporate Forum for Bank of America Corporation. He has served as a director and member of the Audit Committee of LifePoint Hospitals, Inc. since December 2002.

Richard H. Sinkfield, 61	2000	Mr. Sinkfield is a senior partner with the law firm of Rogers & Hardin LLP in Atlanta, Georgia. Mr. Sinkfield served as Executive Vice President and Chief Administrative Officer of United Auto Group, Inc., an automobile retailer, from July 1997 to March 1999, and as a director from 1993 to 1999. He has served as a director of the Weyerhaeuser Company, a paper products company, since 1993. Mr. Sinkfield currently is a director of the Metropolitan Atlanta Community Foundation, Inc., a member of the Executive Board of the Atlanta Area Council of the Boy Scouts of America and a member of the Board of Trust of Vanderbilt University. He is a former Chairman of the Board of Atlanta Urban League, Inc.

William B. Smith, 60	Nominee	Mr. Smith has served as an Advisory Director of Morgan Stanley & Co. Incorporated, a financial services firm, since July 2000. From January 1999 until July 2000, Mr. Smith served as Managing Director of Morgan Stanley, head of Morgan Stanley Realty and a member of the Investment Banking Department. He joined Dean Witter Discover, which merged with Morgan Stanley in May 1997, in 1982. Mr. Smith has served as a director of Pulte Homes, Inc., a real estate development company, since March 2001.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE ON EACH DIRECTOR IS NECESSARY FOR HIS OR HER ELECTION.

EXECUTIVE OFFICERS

	Year of	Positions With The Company And Business
Name & Age	Employment	Experience For The Last Five Years

Monroe J. Carell, Jr., 72	1967	Chairman of the Board since 1979. Mr. Carell also served as Chief Executive Officer from 1979 until April 2001 and returned as Chief Executive Officer in May 2003.

Emanuel J. Eads, 52	1974	President and Chief Operating Officer since May 2003. Mr. Eads served as President — Business Development from October 2001 until his appointment as President and Chief Operating Officer. Prior to October 2001, Mr. Eads served the Company in a variety of positions of increasing responsibility including Executive Vice President and Senior Vice President.

James H. Bond, 61	1971	President — International Operations since October 2001. Mr. Bond has been employed by the Company since 1971 in a variety of positions of increasing responsibility and served as President and Chief Operating Officer until October 2001.

Michael I. Beck, 49	1997	Senior Vice President since September 2003. Mr. Beck served as Regional Manager of the Company’s operations in Boston and surrounding areas from September 2001 until his appointment as Senior Vice President. He served as District Manager of the Boston area operations from May 1999 until September 2001 and General Manager from February 1998 until May 1999. Prior to February 1998, Mr. Beck served in various management positions with Meyers Parking and Kinney Parking, which was acquired by the Company in February 1998.

William H. Bodenhamer, 51	2001	President of the Company’s USA Parking subsidiary, which was acquired by the Company in October 2001. Mr. Bodenhamer founded USA Parking in 1980 and has served as its president since that time. USA Parking provides valet parking and transportation services primarily to the hospitality industry.

Robert Cizek, 39	1990	Senior Vice President since May 2000. Mr. Cizek is responsible for the Company’s operations in the Southeast and Texas. He also oversees the Company’s airports and Government Services segments. He served as a regional manager for the Company from March 1995 until his appointment as Senior Vice President. Prior to March 1995, Mr. Cizek served as a general manager and operations manager for the Company.

Donald N. Holmes, 53	2002	Senior Vice President — Human Resources since January 2002. From 1990 to 2001, Mr. Holmes held positions of increasing responsibility in human resources with CSX Transportation, including Assistant Vice President, Human Resources — Operations. He previously held various human resources positions with SmithKline Beecham Corporation.

Alan J. Kahn, 43	1982	Senior Vice President since April 1996. Mr. Kahn is responsible for the Company’s operations in the Midwest, Upstate New York, and Canada (except British Columbia). He previously served in various other positions with the Company, including general and regional manager.

	Year of	Positions With The Company And Business
Name & Age	Employment	Experience For The Last Five Years

Gregory D. Maxey, 46	1979	Senior Vice President responsible for the Company’s operations in the Mid-Atlantic region and portions of the Southeast since December 2002. Mr. Maxey served as Managing Director of the Company’s European operations from 1999 until appointed to his current position. From 1995 to 1999, he served as International Marketing Director for the Company. He previously served in a variety of other positions with the Company including general and regional manager.

Benjamin F. Parrish, Jr., 47	1998	Senior Vice President and General Counsel since August 1998. From 1993 to 1998, Mr. Parrish served as Senior Vice President and General Counsel of Smith & Nephew, Inc., a medical products company.

William R. Porter, 49	1996	Senior Vice President — Acquisitions since November 1996. From 1991 to 1996, Mr. Porter served as Executive Vice President — Marketing for Ace Parking, a parking management company.

Mark D. Shapiro, 44	2003	Senior Vice President and Chief Financial Officer since August 2003. Mr. Shapiro served as Senior Vice President — Finance of Fleming Companies, Inc., a distribution company, from July 2001 until April 2003. Fleming Companies, Inc. and its operating subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on April 1, 2003. From July 1992 until July 2001, he served in various finance positions with Big Lots, Inc., a retail company, including Senior Vice President and Chief Financial Officer.

Gregory J. Stormberg, 41	1996	Senior Vice President since October 2002. From February 1997 until his appointment as Senior Vice President, Mr. Stormberg served as Regional Manager of the Company’s operations in Texas and portions of the Southwest.

OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

      The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of December 20, 2003, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and Named Executive Officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 36,170,175 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

	Amount and
	Nature of
	Beneficial
Beneficial	Ownership(1)		Percent(1)

Monroe J. Carell, Jr.	7,046,320	(2)	19.40%
2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212
The Carell Children’s Trust (3)	6,704,403		18.54%
One Belle Meade Place, Suite 310, 4400 Harding Road, Nashville,Tennessee 37205
T. Rowe Price Associates, Inc.	3,346,186	(4)	9.25%
100 E. Pratt Street Baltimore, Maryland 21202
James H. Bond	416,774	(5)	1.15%
Raymond T. Baker	3,000		*
Cecil Conlee	50,895	(6)	*
Edward G. Nelson	53,995	(7)	*
Emanuel J. Eads	127,402	(8)	*
Owen G. Shell	4,000		*
William B. Smith	—		*
Gregory A. Susick	109,323	(9)	*
Lewis Katz	697,686	(10)	1.93%
Richard H. Sinkfield	21,125	(11)	*
Kathryn Carell Brown	2,047,049	(12)	5.66%
William J. Vareschi, Jr.	564,672	(13)	1.54%
Daniel Baldwin	42,000	(14)
Directors and executive officers as a group (22 persons)	11,601,855	(15)	30.69%

*	Indicates less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2)	Includes options to purchase 132,707 shares of Common Stock granted pursuant to the Key Personnel Plan, 15,502 deferred stock units, 124,999 shares held by the Monroe Carell, Jr. Foundation and 500,023 shares held by the Monroe Carell, Jr. 2003 Grantor Retained Annuity Trust. Excludes 6,704,403 shares held by The Carell Children’s Trust. See footnote 3.

(3)	The Carell Children’s Trust is a trust created by Mr. Carell in 1987 for the benefit of his children. The trustee is Equitable Trust Company.

(4)	Based on Amendment No. 1 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 14, 2003.

(5)	Includes 267,750 shares of stock held in an irrevocable trust that were granted under the Company’s 1995 Restricted Stock Plan in connection with Mr. Bond’s Performance Unit Agreement, 2,250 shares held by his spouse, 2,275 shares held by the Emily Bond Trust of which Mrs. Bond is trustee, 333 shares held by his daughter, 5,305 deferred stock units, and options to purchase 119,500 shares of Common Stock granted pursuant to the Company’s Key Personnel Plan. This amount excludes 700 shares held by the Andrew Bond Trust with respect to which Mr. Bond disclaims beneficial ownership.

(6)	Includes options to purchase 38,750 shares of Common Stock, 2,348 restricted shares and 9,797 shares directly owned by Mr. Conlee.

(7)	Includes 4,500 shares held by Mr. Nelson’s spouse, of which Mr. Nelson disclaims beneficial ownership, and options to purchase 38,750 shares of Common Stock, restricted shares of 2,050 and directly owned shares of 8,695.

(8)	Includes 18,089 deferred stock units, options to purchase 100,250 shares of Common Stock and 9,063 shares directly owned by Mr. Eads.

(9)	Includes 12,323 deferred stock units and options to purchase 97,000 shares of Common Stock held by Mr. Susick.

(10)	Includes 667,779 shares of Common Stock owned by a partnership of which Mr. Katz is a general partner, options to purchase 25,250 shares of the Company’s Common Stock, 2,000 restricted shares and 2,657 shares directly owned by Mr. Katz.

(11)	Includes options to purchase 16,250 shares of Common Stock, 2,050 restricted shares and 2,825 shares directly owned by Mr. Sinkfield.

(12)	Includes 81,630 shares held by the 1996 Carell Grandchildren’s Trusts with respect to which Mrs. Brown is a co-trustee, 20,000 shares held by the Kathryn Carell Brown Foundation with respect to which Mrs. Brown serves on the Board of Trustees, 99,153 shares held by the 2002 Katheryn Carell Brown Charitable Trust and 1,846,265 shares held by various trusts of which Mrs. Brown serves on the committee which has investment power with respect to Central Parking Common Stock held by such trusts. This amount excludes 6,704,403 shares held by The Carell Children’s Trust with respect to which Mrs. Brown is a beneficiary. See footnote 3. This amount also excludes 56,635 shares held by her spouse and trusts for the benefit of Mrs. Brown’s children of which Mrs. Brown disclaims beneficial ownership.

(13)	Includes options to purchase 400,000 shares of Common Stock and 164,672 deferred stock units held by Mr. Vareschi.

(14)	Includes options to purchase 42,000 shares of Common Stock held by Mr. Baldwin.

(15)	Includes options to purchase 1,377,457 shares of the Company’s Common Stock, 254,000 deferred stock units and 276,198 shares of Restricted Stock.

EXECUTIVE COMPENSATION

      The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the persons who served as Central Parking’s Chief Executive Officer and the persons who were the four other most highly compensated executive officers during fiscal 2003 (the “Named Executive Officers”) for all services rendered in all capacities to Central Parking for the fiscal years indicated.

Summary Compensation Table

				Long-Term Compensation
	Annual Compensation
				Other			Securities
				Annual		Restricted	Underlying	All Other
Name and				Compen-		Stock	Options/	Compen-
Principal Position	Year	Salary($)(1)	Bonus($)(1)	sation($)(2)		Awards(s)($)	SARs(#)(3)	sation($)(4)

Monroe J. Carell, Jr.	2003	525,000	275,000	33,149		—	25,000	37,657	(6)
Chairman and Chief	2002	525,000	275,000	—		—	100,000	22,390	(7)
Executive Officer (5)	2001	525,000	163,562	18,131		—	49,147	20,832	(8)
William J. Vareschi, Jr.	2003	407,340	400,000	2,017,232	(10)	—	80,000	428,051	(11)
Vice Chairman and	2002	600,000	600,000	230,295			950,000	9,720
Chief Executive Officer(9)	2001	294,575	199,452	35,059		—	400,000	42,886	(12)
James H. Bond	2003	450,000	192,644	—		—	45,000	23,090
President — International	2002	450,000	185,164	—		—	125,000	18,497
Operations	2001	450,000	140,967	—		—	50,000	8,742
Emanuel J. Eads,	2003	400,000	250,000	—		—	45,000	9,656
President and Chief	2002	400,000	250,000	14.481		—	125,000	9,122
Operating Officer	2001	350,000	105,843	—		—	43,750	8,741
Gregory A. Susick	2003	550,000	412,500	—		—	25,000	22,887
Senior Vice President	2002	455,000	445,000	21,369		—	100,000	16,123
	2001	455,000	352,879	—		—	43,750	7,999
Daniel Baldwin	2003	250,000	239,764	—		—	20,000	18,644
Senior Vice President	2002	250,000	81,516	—		—	70,000	6,062
	2001	250,000	246,628	—		—	31,000	9,928

(1)	Includes amounts deferred under the Company’s Profit Sharing and 401(k) Savings Plan and Deferred Stock Unit Plan.

(2)	Except as otherwise noted, these amounts represent the dollar value as of the end of each fiscal year of premium shares awarded each year under the Company’s Deferred Stock Unit Plan. The premium units vest ratably over a four-year period from the date of grant.

(3)	These amounts represent the number of shares subject to options granted each year under the Company’s 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel. No stock appreciation rights were granted under this plan.

(4)	These amounts include contributions by the Company to the Company’s Profit Sharing and 401(k) Savings Plan, and miscellaneous compensation. (5) Mr. Carell served as Chairman and Chief Executive Officer until April 2001. From April 2001 until May 2003, Mr. Carell served as Chairman. He was named Chairman and Chief Executive Officer in May 2003.

(6)	Includes $4,387 in insurance premiums.

(7)	Includes $4,552 in insurance premiums.

(8)	Includes $4,552 in insurance premiums.

(9)	Mr. Vareschi served as Vice Chairman and Chief Executive Officer from April 2001 until May 2003.

(10)	This represents the dollar value as of the end of the fiscal year of deferred stock units granted to Mr. Vareschi under his deferred stock unit agreement that became vested in fiscal 2003.

(11)	Includes $400,000 in severance payments.

(12)	This amount represents reimbursement for relocation costs.

Option Grants

      The following table reflects certain information with respect to options to acquire shares of Central Parking’s Common Stock granted under Central Parking’s Key Personnel Plan to the Named Executive Officers during the fiscal year ended September 30, 2003. No stock appreciation rights were granted.

Option/SAR Grants in Last Fiscal Year

					Potential
	Individual Grants				Realizable
					Value at Assumed
		Percent of			Annual Rates of
	Number of	Total			Stock Price
	Securities	Options/SARS	Exercise		Appreciation for
	Underlying	Granted to	Base		Option Term(1)
	Options/SARs	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/sh)	Date	5%($)	10%($)

Monroe J. Carell, Jr.	25,000	1.58	12.730	09/30/2013	200,146	507,209
William J. Vareschi, Jr.	80,000	5.05	20.140	10/01/2012	1,013,275	2,567,838
James H. Bond	20,000	1.26	20.140	10/01/2012	253,319	641,959
	25,000	1.58	12.730	09/30/2013	200,146	507,209
Emanuel J. Eads	20,000	1.26	20.140	10/01/2012	253,319	641,959
	25,000	1.58	12.730	09/30/2013	200,146	507,209
Gregory A. Susick	25,000	1.58	20.140	10/01/2012	316,648	802,449
Daniel Baldwin	20,000	1.26	20.140	10/01/2012	253,319	641,959

(1)	The dollar amounts under these columns result from calculations assuming 5% and 10% annual growth rates as set by the Securities and Exchange Commission and are not intended to forecast future appreciation of Central Parking Common Stock.

Option Exercises and Values

      The table below provides information with respect to exercises of options by the Named Executive Officers during the fiscal year ended September 30, 2003 under Central Parking’s Key Personnel Plan and the year-end value of unexercised options. Central Parking has granted no stock appreciation rights.

Aggregated Option/SAR Exercises in the Last Fiscal Year
and Period-End Option/SAR Values

Value of Unexercised
			Number of Securities	In-the-Money
			Underlying Unexercised	Options/SARs at
			Options/SARs at	Fiscal Year-
	Shares		Fiscal Year-End(#)	End($)(1)
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

Monroe J. Carell, Jr.	—	—	89,325/118,382	0/0
William J. Vareschi, Jr.	15,600	218,244	400,000/0	0/0
James H. Bond	—	—	89,584/182,416	76,500/0
Emanuel J. Eads	—	—	72,917/179,833	57,375/0
Gregory A. Susick	—	—	68,417/134,833	38,250/0
Daniel Baldwin	4,701	91,199	30,167/96,833	0/0

(1)	This amount represents the aggregate number of options multiplied by the difference between $12.25 the fair market value of Central Parking Common Stock at September 30, 2003, and the exercise price for each option.

Employment Agreements

      Central Parking has entered into employment agreements with Messrs. Bond, Eads, Susick and other senior executives that provide for base salary and annual performance-based bonus payments (see Summary Compensation Table for base salaries and amounts of bonus payments). These employment agreements generally are for a term of one year but automatically renew for additional one-year periods unless notice is provided at least thirty days prior to the end of the term. The agreements may be terminated by the executive upon 30 days’ written notice or may be terminated by the Company by complying with the severance provisions provided in the agreement except in the case of a termination for cause, in which case the executive is not entitled to severance. These agreements provide that in the event an executive is terminated without cause (and such termination does not occur within two years following a change in control) or the executive terminates his employment for good reason, the executive would receive one year of base salary, bonus and welfare benefits. Terminated executives would also receive outplacement assistance with a value of up to $25,000. Mr. Susick’s employment with the Company terminated effective October 25, 2003, and he became entitled to the severance and benefits described above. These agreements provide that the executive is subject to a non-competition covenant for 12 months following termination of employment and non-solicitation covenants for 24 months following termination except in the case of a termination following a change in control, in which case the non-competition and non-solicitation covenants are waived.

      These employment agreements further provide generally that in the event of a termination without cause or a constructive discharge within two years following a change in control, most senior executives would receive severance equal to two times base and bonus plus two years of benefits. Messrs. Eads and Bond, and certain corporate staff executives, would receive three times base and bonus plus three years of benefits in the event of a termination without cause or a constructive discharge within two years following a change in control. Unvested stock options and deferred stock units would vest immediately upon a change in control. The arrangements also include an excise tax gross-up provision. A change in control is defined to include (i) the acquisition of 30% or more of the outstanding stock of the Company other than through acquisitions of the Company, a subsidiary, or an employee benefit plan of the Company, or Monroe Carell or family members or related entities; (ii) a change in the majority of the Board; (iii) consummation of a merger, consolidation, or reorganization, unless following such transaction the shareholders prior to the transaction continue to own more than 70% of the outstanding shares, Board members prior to the transaction continue to constitute a majority of the Board and no person or control group owns more than 30% of the stock (other than Mr. Carell, family members or related entities); or (iv) consummation of the sale of all or substantially all of the Company’s assets or the adoption of a plan of liquidation.

      The employment agreements generally define “Termination for Cause” as (i) executive’s embezzlement, intentional mishandling of Company funds or theft or fraud with respect to the business or affairs of the Company; (ii) executive’s conviction of a felony or other crime involving moral turpitude which adversely affects executive’s job-related responsibilities; (iii) a violation by executive of the non-competition and non-solicitation covenants in the agreement; and (iv) executive’s deliberate and willful continuing refusal to substantially perform the duties and obligations of his position. “Constructive Discharge” is defined as termination of executive’s employment due to a failure of the Company to fulfill its obligations under the agreement in any respect, including (i) any reduction in executive’s base salary or annual incentive award or any other Company incentive plan target other than reductions not to exceed 25% applicable to all executive officers of the Company; (ii) substantial reduction of benefits or (iii) the reduction in the title, authority and/or duties of the executive.

      Mr. Vareschi and the Company entered into an employment agreement substantially similar to the employment agreements described above, except that Mr. Vareschi’s agreement provides that he is entitled to receive two years of base, bonus and welfare benefits in the event of a termination without cause or a termination by the executive for good reason. Mr. Vareschi’s employment with the Company terminated on May 5, 2003 and he became entitled to the severance and benefits described above. Mr. Vareschi and the Company are also parties to an agreement under which Mr. Vareschi was granted 400,000 non-qualified stock options at an exercise price of $20 per share, which are vested and are exercisable for a period of three years following his termination. In addition, Mr. Vareschi and the Company are parties to an agreement under which Mr. Vareschi was granted 200,000 deferred stock units. Upon his termination, Mr. Vareschi became vested in 164,000 deferred stock units granted to him under this agreement. Under his employment agreement, Mr. Vareschi is subject to certain restrictive covenants, including a non-competition covenant for a period of one year following termination and non-solicitation covenants for a period of two years following termination.

      Mr. Baldwin and the Company entered into an employment agreement and a non-solicitation agreement under which Mr. Baldwin is subject to certain restrictive covenants, including non-solicitation covenants, for a period of one year following his termination. These agreements also provided for a severance payment equal to one year of base, bonus and certain benefits in the event of a termination by the Company without cause. Mr. Baldwin resigned from the Company effective November 24, 2003.

      Under the terms of a Performance Unit Agreement dated as of June 26, 1986, as amended, between Mr. Bond and the Company, Mr. Bond was issued 267,750 shares of Common Stock under the Company’s 1995 Restricted Stock Plan, together with the right to receive additional shares of restricted Common Stock in an amount determined by a formula based upon the Company’s performance. Pursuant to amendments to the Performance Unit Agreement effective May 31, 2001, and September 30, 2001, the restricted shares were placed in an irrevocable trust and are distributable to Mr. Bond upon termination of his employment with the Company for any reason. The value of the restricted shares was $3,279,937 on September 30, 2003.

      Mr. Carell and Central Parking are parties to a deferred compensation agreement that entitles Mr. Carell to annual payments of $500,000 for a period of ten years following his termination, for any reason other than death. Thereafter, Mr. Carell is entitled to annual payments of $300,000 until his death and, in the event his wife survives him, she is entitled to annual payments of $300,000 until her death. The Compensation Committee and the non-management directors of the Company are considering certain changes to the agreement, and the Compensation Committee has retained an executive compensation consultant to advise the committee regarding the possible changes.

Director Compensation

      Effective with the term that began January 28, 2003, non-employee directors of Central Parking receive an annual retainer of $20,000, a meeting fee of $4,000 for each Board of Directors meeting attended, a meeting fee of $2,000 for each committee meeting attended and an annual grant of 2,000 shares of restricted stock. Committee chairpersons also receive an annual retainer of $5,000. Directors who are employees of Central Parking or its affiliates do not receive additional compensation for services as a director of Central Parking. All directors are reimbursed for actual expenses incurred in connection with attending meetings.

Committees of the Board of Directors

      During Central Parking’s fiscal year ended September 30, 2003 (“fiscal 2003”), the Board held seven meetings. The Board has the following committees: Audit, Compensation and Nominating/Corporate Governance. During fiscal 2003, the Audit Committee held ten meetings, the Compensation Committee held four meetings and the Nominating/Corporate Governance Committee held one meeting. During fiscal 2003, all of the current directors of Central Parking attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served, except Mr. Katz.

      The Compensation Committee, which is comprised of Messrs. Conlee, Nelson and Sinkfield, is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Central Parking, administering Central Parking’s 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and overseeing Central Parking’s various other compensation and benefit plans.

      The Audit Committee, which is comprised of Messrs. Nelson, O’Neil and Conlee, is responsible for overseeing the auditing procedures and financial reporting of Central Parking, reviewing the scope of Central Parking’s annual audit and the fees charged by Central Parking’s independent certified public accountants, receiving, reviewing and accepting the reports of Central Parking’s independent certified public accountants, and overseeing Central Parking’s systems of internal accounting and management controls.

      The Nominating/Corporate Governance Committee, which is responsible for identifying and recommending to the Board nominees for director and for providing guidance to the Board on corporate governance issues, is comprised of Messrs. O’Neil and Sinkfield. The committee will consider nominations made by shareholders if they are submitted in writing to the Corporate Secretary and are in accordance with the time frames required by the Company’s bylaws.

Compensation Pursuant to Plans

   1995 Incentive and Nonqualified Stock Option Plan for Key Personnel

      Under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel (the “Key Personnel Plan”), options to purchase an aggregate of 7,317,500 shares of Common Stock are authorized for grant to directors, officers, and other key employees, consultants and advisors of Central Parking and its subsidiaries. The Key Personnel Plan is administered by the Board of Directors, which determines the vesting period and other terms of the options granted under the plan. Options granted to date generally vest ratably over a four-year period after the date of the grant and expire on the tenth anniversary of their grant. The vesting of certain options may be accelerated if the Company achieves certain earnings targets or stock price targets. The plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Vested options generally are exercisable for a period of three months after termination of employment. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30 2003, 21 executive officers (one of whom is a director) and approximately 457 key employees held options to purchase a total of 5,008,646 shares under the Key Personnel Plan.

   1995 Restricted Stock Plan

      In August 1995, Central Parking’s Board of Directors and shareholders adopted the Restricted Stock Plan under which restricted shares of Common Stock are available for grant to directors, officers and other key employees and consultants of Central Parking and its subsidiaries. The plan is administered by the Board of Directors or a committee designated by the Board, which has the authority to select participants, make stock awards, determine the size and terms of stock awards (subject to the terms of the plan) and to make other determinations with respect to the plan. A participant vests in shares awarded under the plan in accordance with the vesting schedule determined by the Board (or the committee designated by the Board to administer the plan), except that a participant vests fully in any shares awarded under the plan in the event of a change of control, as defined in the plan. As of September 30, 2003, one executive officer and six non-employee directors held a total of 279,750 shares issued under the Restricted Stock Plan. The Restricted Stock Plan allows for the issuance of up to 7,317,500 shares of Common Stock, in the aggregate, when taken together with shares available for grant under the Key Personnel Plan. A total of 300,463 shares have been issued under the Restricted Stock Plan since inception of the plan. In fiscal 2003, each non-employee director received a restricted stock award of 2,000 shares of restricted stock

   1996 Employee Stock Purchase Plan

      The Company maintains an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code and permits substantially all of the Company’s domestic employees (including executive officers) to purchase shares of the Company’s common stock. The plan authorizes the issuance of up to 850,000 shares of Common Stock. As of September 30, 2003, 484,756 shares had been issued under this plan. Participating employees may purchase common stock at a purchase price equal to 85% of the lower of the fair market value of the common stock at the beginning or end of the purchase period. Participation periods are annual and begin on April 1 of each year. Employees may designate up to 10% of their annual salary (up to a maximum of $25,000) for the purchase of common stock under the plan. A total of 101,547 shares were issued at a purchase price of $8.50 per share to 912 employees in the most recent plan year, which ended on March 31, 2003.

   1995 Nonqualified Stock Option Plan for Directors

      In August 1995, Central Parking’s Board of Directors and shareholders adopted the 1995 Nonqualified Stock Option Plan for Directors under which nonqualified options to purchase an aggregate of 475,000 shares of Common Stock are authorized for grant to non-employee directors of Central Parking. Vested options generally are exercisable for a period of three months following termination of service as a director. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30, 2003, directors held options to purchase an aggregate of 219,500 shares of Common Stock.

   Profit Sharing and 401(k) Savings Plan

      Under the Central Parking System Profit Sharing and 401(k) Savings Plan, the Company matches 100% of each participant’s pre-tax contributions up to 3% of compensation and matches 50% of the next 2% of compensation. All matching contributions are 100% vested when made. Substantially all of Central Parking’s full-time domestic employees (including all executive officers) are eligible to participate in the plan. The plan also allows profit sharing contributions to be made by the Company. The Company determines the amount of profit sharing contributions, if any, it will contribute to the plan each year. Profit sharing contributions are allocated among participants based on years of service and total compensation (up to $170,000). Profit sharing contributions generally vest over a five-year period. Company contributions to the plan were approximately $2.4 million for fiscal 2003, comprised entirely of company matching contributions to participants in the 401(k) plan. No profit-sharing contributions were made for fiscal 2003.

   Deferred Stock Unit Plan

      The Deferred Stock Unit Plan provides for the issuance of up to 375,000 shares of Common Stock. Under the plan, key employees designated to participate in the plan can defer from 5% to 50% of total cash compensation. Amounts deferred under the plan are converted into stock units. The Company matches participant’s deferrals as follows: the first 20% of total compensation deferred is matched at a rate of 25% and deferrals in excess of 20% of total compensation are matched at a rate of 50%. Company matches are in the form of additional stock units, which vest on a pro rata basis over a four-year period. For deferrals during the fiscal year, stock units are credited monthly based on the closing price of the Company’s Common Stock on the last trading day in the month. For deferrals from the annual bonus paid following the end of the fiscal year, stock units are credited based on the average of the twelve monthly closing prices used to credit stock units during the fiscal year. A participant’s stock unit account is distributed in shares of Common Stock to the participant or his designee upon the participant’s retirement, death, termination of employment, commencement date selected by the participant at the time the participant elects to make the deferral, or a change in control (as defined in the plan) of the Company. As of September 30, 2003, ten executive officers were participants in the plan.

COMPENSATION COMMITTEE REPORT

      The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

      The Compensation Committee (the “Committee”) of the Board reviews and approves compensation levels for the Company’s management personnel, including the Named Executive Officers. The Committee, which was established in August 1995, held four meetings during the fiscal year ended September 30, 2003.

Compensation Philosophy and Policies for Executive Officers

      The Company’s compensation program for senior executives consists of base salary, a performance-based bonus and stock options.

      The Company’s compensation philosophy is to differentiate the compensation awarded to its executives and other employees by rewarding superior performance. As a result, salary adjustments, bonuses and stock options are linked to performance.

      The Company seeks to compensate its executives at or above comparable industry levels, in order to recruit and retain the best available executives. The Company has determined that the base salaries of its senior executives are competitive. As a result, the Company did not increase the base salaries of senior executives in fiscal 2003 or 2002. In addition, the target bonuses of most executives remained unchanged in fiscal 2003 and fiscal 2002.

      In fiscal 2003, each participant was assigned a target bonus based on responsibility level. For the Company’s executives with direct responsibility for operations, the bonus was based on the achievement of specified targets in the following areas: revenue, operating margin improvement, general and administrative expense management, new/lost revenue ratio, new/lost management fee ratio and operating income. For the Company’s senior staff executives, the bonus in fiscal 2003 was based on the achievement of specified objectives within their areas of responsibility. For fiscal 2003, a range of results was established for each measurement criterion which created a possible bonus ranging from a low of 50 percent to a high of 150 percent of the target bonus. The Company introduced a revised bonus program for fiscal 2004. Under the revised bonus program, executives with direct responsibility for operations receive a percentage of profits actually achieved in his or her geographic region. The Company’s executives at the corporate level receive a percentage of profits actually earned by the Company as a whole. The purpose of the revised program is to increase the executives’ focus on achieving budgeted profits.

Compensation of Chief Executive Officer

      Monroe J. Carell, Jr, who served as Chairman of the Board of Directors during fiscal 2003 and as Chief Executive Officer since May 2003, received a base salary of $525,000 and a bonus of $275,000 in fiscal 2003. William J. Vareschi, the Company’s Chief Executive Officer, who served as Vice Chairman and Chief Executive Officer from April 2001 until May 2003, had an employment agreement with the Company that provided for a base salary of $600,000 and a target bonus of $600,000. The agreement further provided that Mr. Vareschi is entitled to receive a pro rata portion of this target bonus in the event of his termination Without Cause. As a result, Mr. Vareschi received a bonus of $400,000 in fiscal 2003. Mr. Carell’s bonus for fiscal 2003 was based on the achievement of individual objectives. For fiscal 2003, the Compensation Committee determined that Mr. Carell met his bonus objectives and awarded him $275,000.

      THIS REPORT IS SUBMITTED BY CECIL CONLEE, ED NELSON AND RICHARD SINKFIELD, BEING ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Conlee, Nelson and Sinkfield served as members of the Compensation Committee of the Company’s Board of Directors during fiscal 2003. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

AUDIT COMMITTEE REPORT

      The primary purpose of the Audit Committee, as set forth in its charter adopted by the Board of Directors, is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2003, with management and KPMG LLP, the Company’s independent auditors (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG LLP as the Company’s independent auditors for fiscal 2004.

      The members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards. Cecil Conlee has been designated as the financial expert within the meaning of the New York Stock Exchange’s listing standards.

AUDIT COMMITTEE:
Ed Nelson, Chairman
Cecil Conlee
William O’Neil

CODE OF ETHICS

      The Company has adopted a code of ethics as part of its corporate compliance program. The code of ethics applies to all of the Company’s officers and employees, including its chief executive officer, chief financial officer and controller. The code is posted on the investors page of the Company’s website at www.parking.com Any amendments to, or waivers from, this code of ethics will be posted on our website.

CERTAIN TRANSACTIONS

      The Company leases two properties from an entity 50% owned by Monroe Carell, Jr., the Company’s Chairman, and 50% owned by Mr. Carell’s three daughters, including Julia Carell Stadler, a director, and Kathryn Carell Brown, a director nominee. The leases, which were entered into in 1995, are for a term of ten years and provide for base rent of $290,000 plus percentage rent. Total rent expense for fiscal 2003, including percentage rent, was $290,000. In addition, the Company will receive 25% of the gain in the event of a sale of these properties during the term of the leases. Management believes such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated persons.

      In connection with the Company’s acquisition of Kinney System Holding Corp. (“Kinney”) in February 1998, the Company entered into a consulting agreement with Lewis Katz, one of the principal shareholders of Kinney and a director of the Company since May 1998. Under this agreement, Mr. Katz is entitled to receive a base consulting fee of $200,000 a year beginning in February 1999 and continuing for a period of four years. The agreement also provides certain incentives to Mr. Katz to seek new business opportunities for the Company. In this regard, Mr. Katz is entitled to receive a “participating consulting fee” equal to 10% of “adjusted operating income,” as defined in the agreement, from the operation of any new leased or managed parking facilities that Mr. Katz secures for the Company. This participating consulting fee, which is to be paid for a period of five years from the commencement date of the parking facility, is to be paid only to the extent adjusted operating income from these new locations exceeds $200,000. In fiscal 2003 Mr. Katz received $200,000 under the consulting agreement.

      A subsidiary of the Company entered into a limited partnership agreement with Arizin Ventures, L.L.C. (“Arizin”), a company owned by Lewis Katz, in the fiscal year ended September 30, 1999. The Company serves as the general partner of the partnership and Arizin serves as the limited partner. Under the partnership agreement, Mr. Katz has agreed to seek new business opportunities in the form of leases and management contracts to operate parking facilities as well as renewals of existing leases and contracts as requested by the Company. The Company operates all of the partnership’s parking facilities. The Company owns 70% of the partnership and Arizin owns 30%. The partnership agreement provides that the net profit or loss of the partnership equals the combined lot level profit of each of the parking facilities operated by the partnership. Mr. Katz receives an administrative fee of $50,000 per quarter as long as he remains active in seeking new contracts or renewals for the partnership. Cash flow, after expenses, is distributed to the partners semi-annually. Mr. Katz is not entitled to receive the “participating consulting fee” under his consulting agreement (described above) for any opportunities presented to the partnership. The partnership agreement provides that the Company has the right to purchase Mr. Katz’ interest in the partnership at fair market value in certain circumstances, including Mr. Katz’ death or incapacity. Fair market value will be determined by independent appraisal. Arizin received $592,000 from the partnership in fiscal 2003.

      Mr. Katz has an ownership interest in Foley Parking Affiliate, LLC (“Foley Parking”). Foley Parking and the Company each own 50% of a company that leases a parking garage in New York City. The lease has a term of 20 years and the base rent is $1.3 million per year. In fiscal 2003, this location incurred losses of approximately $519,500, including approximately $600,000 of deferred rent expense.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2003, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a).

PROPOSALS OF STOCKHOLDERS FOR 2005 ANNUAL MEETING

      Shareholders intending to submit proposals for presentation at the 2005 Annual Meeting of Shareholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting must submit the proposal to the Company no later than October 13, 2004. Shareholders who intend to present a proposal at the 2005 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than December 12, 2004. Shareholders should forward such proposals to Henry J. Abbott, Secretary, Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

AUDITORS

      The firm of KPMG LLP has served as the Company’s independent public accountants since September 30, 1991, and has been selected to serve in such capacity for the fiscal year ended September 30, 2004. A representative of KPMG LLP will attend the Annual Meeting to respond to questions from shareholders and to make a statement if such representative so desires.

AUDITORS FEES

      Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated annual financial statements for the year ended September 30, 2003 and the limited reviews of the condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during fiscal 2003 were $947,500.

      Financial Information Systems Design and Implementation Fees. KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during fiscal 2003.

      All Other Fees. Fees billed for audit related services, consisting principally of statutorily or contractually required audits of individual parking facilities and audits of employee benefit plans, due diligence procedures on a business acquired during the year and advisory services related to internal control documentation, rendered to the Company by KPMG LLP in fiscal 2003 totaled $263,077. Fees billed for tax related services, principally consisting of tax compliance services, rendered to the Company by KPMG LLP in fiscal 2003 totaled $36,000.

      The audit committee of the board of directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor’s independence.

STOCK PERFORMANCE GRAPH

      The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

      The graph below compares the total cumulative return of the Company’s Common Stock with the securities of entities comprising the S&P 500 Index and S&P Commercial Services and Supplies Index. Cumulative return assumes $100 invested in the Company or the respective index on September 30, 1998. Since there is no industry peer group, the Company utilized the S&P Specialized Services Index. The graph presents information from September 30, 1998, to September 30, 2003.

	9/30/98	9/30/99	9/30/00	9/30/01	9/30/02	9/30/03

Central Parking Corporation	100	58	40	28	40	25
S&P 500	100	128	145	106	84	105
S&P Commercial Services & Supplies	100	88	82	90	86	107

PROXY	CENTRAL PARKING CORPORATION	PROXY

Annual Meeting of Shareholders, February 10, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Monroe J. Carell, Jr. and Edward G. Nelson, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Central Parking Corporation, to be held on Tuesday, February 10, 2004, at 10:00 a.m. Central Standard Time, at the Company’s headquarters located at 2401 21st Avenue South, Third Floor, Nashville, Tennessee, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, receipt of which is acknowledged by the undersigned, and upon any other business that may properly come before the meeting or any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:	To withhold authority to vote for any individual nominee check the box to vote “for” all nominees and strike a line through the nominee’s name in the list below.)

Monroe J. Carell, Jr., Raymond T. Baker, Kathryn Carell Brown, Cecil Conlee, Lewis Katz, Edward G. Nelson,

Owen G. Shell, Jr., Richard H. Sinkfield and William B. Smith.

(2) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING:

☐ FOR DISCRETION        ☐ AGAINST DISCRETION        ☐ ABSTAIN

(Continued on reverse side)

(Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2004

Dated:	, 2004

Signatures of shareholder(s) should correspond exactly with the names printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.